Exhibit C.1

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             BUENOS AIRES, April 26, 2010

HAVING SEEN File no. S01:0432546/2009 from the Record of the MINISTRY OF ECONOMY AND PUBLIC FINANCES, Law no. 11,672, Complementaria Permanente de Presupuesto (t.o. 2005); Law no. 24,156 of Financial Administration and Control Systems of National Public Sector and its amendments; Law no. 26,546 of National Administration General Budget for Fiscal Year 2010 and Law no. 26,547, Decree no. 1,023 dated August 13 2001 and its amendments and supplements; Decree no. 1,735 dated December 2004 and its supplemental rules; Decree no. 1,344 dated October 4 2007; and Decree no. 1,953 dated December 2009, and

WHEREAS

ARGENTINE CONGRESS through Law no. 24,156 of Financial Administration and Control Systems of National Public Sector and its amendments, regulated, in its Chapter III, the Public Credit System, providing in its Section 65 that ARGENTINE EXECUTIVE will be able to carry out public credit transactions to restructure public debt through its consolidation, conversion and renegotiation, as long as it entails an improvement of amounts, terms and/or interests of the original transactions.

Through Section 49 of Law no. 26,546 of National Administration General Budget for Fiscal Year 2010, deferral of payments of public debt services of National Government is maintained until completion of the restructuring process of the entire public debt originally incurred prior to December 31 2001, or under rules dictated before said date.

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Likewise, through Section 51 of the same legal text, ARGENTINE EXECUTIVE is authorised, through the MINISTRY OF ECONOMY AND PUBLIC FINANCES, to continue with public debt services normalization mentioned in Section 49, in the terms of Section 65 of Law no. 24,156 and its amendments, and with the restrictions imposed by Law no. 26,017; ARGENTINE EXECUTIVE is thus empowered to carry out all those acts necessary for the conclusion of the above-mentioned process, so as to adapt services thereof to payment possibilities of NATIONAL STATE in the medium and long term.

Law no. 26,017 provided, inter alia, restrictions on ARGENTINE EXECUTIVE, both to reopen the exchange process determined by Decree no. 1,735 dated December 9 2004 and its supplemental rules, and to carry out any kind of legal, extrajudicial or private transaction with respect to public securities resulting eligible for the exchange determined in the above-mentioned decree and which had not been submitted to it.

Through Section 1º of Law no. 26,547, validity of legal provisions mentioned in the previous recital is suspended until December 31 2010.

Additionally, the already-mentioned law authorizes ARGENTINE EXECUTIVE, through the MINISTRY OF ECONOMY AND PUBLIC FINANCES, to carry out all those acts necessary for the conclusion of the restructuring process of public securities being eligible for the exchange determined in Decree no. 1,735/04 and its

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supplemental rules which had not been submitted to it, in the terms of Section 65 of Law no. 24,156, providing in its Section 3º that the financial terms and conditions offered shall neither be equal nor better than the ones offered to creditors in debt restructuring determined by the above-mentioned decree.

Section 4º of Law no. 26,547 exempted public debt securities issued as a consequence of the exchange transaction provided by it from what is determined in Sections 7º and 10º of Law no. 23,928 and its amendments; authorizing in that way issuance of public securities adjusted by CER (Benchmark Stabilization Coefficient).

Likewise, Section 5º of the already-mentioned law provides that public securities holders being eligible for the exchange determined in Decree no. 1,735/04 and its supplemental rules willing to participate in the restructuring transaction shall waive all rights and actions to which they are entitled by virtue of the already-mentioned securities, and prohibited offering to public debt holders having brought legal, administrative, arbitral or any other kind of actions a more favourable treatment than those who had not.

Under the already-mentioned legal framework, so as to consolidate NATIONAL STATE financial situation and to normalize relations with creditors, ARGENTINE EXECUTIVE has thought it convenient to make progress in an exchange process of public securities which, having been eligible for the exchange determined by Decree no. 1,735/04 and its supplemental rules, had not been submitted to it.

From subscription of a Letter Agreement dated October 22 2009 between Finance Secretary of the MINISTRY OF ECONOMY AND PUBLIC FINANCES, on behalf of NATIONAL STATE and representatives of the institutions BARCLAYS CAPITAL INC., together with its subsidiaries, DEUTSCHE BANK SECURITIES INC.,

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together with its subsidiaries, and CITIBANK N.A., together with its subsidiaries, approved through Resolution no. 267 dated October 23 2009 of the MINISTRY OF ECONOMY AND PUBLIC FINANCES, the first stage was formalized, which consists of financial analysis, design and structuring of a proposal for a potential debt restructuring formalized in eligible public securities for the exchange offer made by the REPUBLIC OF ARGENTINA in the year 2005, though not submitted to it.

From joint work with the already-mentioned institutions, progress was made in the exchange proposal and, subsequently, contacts with holders of said debt instruments began.

Final product of said work was the creation of an exchange transaction, whose financial aspects will enable NATIONAL STATE to face, in the medium and long term, debt services more in tune with payment capacity of the REPUBLIC OF ARGENTINA.

Said transaction was designed taking as starting point 2005 exchange proposal and, in this sense, the group of new instruments to be offered to holders participating will be public securities at par and with discount, whose terms and conditions are substantially similar to “INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA” and to “BONDS OF THE REPUBLIC OF ARGENTINA” delivered in the transaction made in the year 2005, denominated in US DOLLARS, EURO, JAPANESE YEN AND PESOS; and “GDP-LINKED NEGOTIABLE SECURITIES” in the same currencies.

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The offer envisages, for the amount equivalent to the accrued and uncapitalized portion of past-due coupons since December 2003 until December 2009 of “INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA WITH DISCOUNT” and of “BONDS OF THE REPUBLIC OF ARGENTINA WITH DISCOUNT” received by holders, delivery of public securities with a SEVEN (7) year term denominated in US DOLLARS; and for the amount equivalent to the accrued portion of past-due coupons since December 31 2003 until December 31 2009 of “INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTNA AT PAR” and of “BONDS OF THE REPUBLIC OF ARGENTINA AT PAR”, a cash payment in the same currencies in which bonds to be delivered to each holder are issued.

Given what was mentioned above, it is necessary to approve the exchange transaction for representative NATIONAL STATE debt instruments eligible for the exchange determined by Decree no. 1,735/04 and its supplemental rules and which had not been submitted to it, as well as the terms and conditions of securities to be delivered in this restructuring transaction and the relevant mechanism to carry it out.

The offer’s terms and conditions, as well as the mechanisms on whose basis it will be carried out, are described in the “Prospectus Supplement” and in the applicable Procedure in the REPUBLIC OF ARGENTINA, whose models are approved through this measure.

As usual in international financial market with respect to sovereign indebtedness, terms and conditions of public debt instruments envisaged to be replaced as a consequence of the exchange, have jurisdiction extension provisions in favour of foreign courts and, with certain restrictions, waiver provisions to call on sovereign immunity and unattachability of NATIONAL STATE assets.

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Section 40 of Law no. 11,672 Complementaria Permanente de Presupuesto (t.o. 2005) empowers ARGENTINE EXECUTIVE to submit possible controversies with foreign people to judges from other jurisdictions, arbitral courts with a fairly appointed mediator or THE HAGUE INTERNATIONAL COURT OF JUSTICE.

For the reasons expressed above and within the framework of the already-mentioned Section 40, it is necessary that the new national public debt instruments envisage jurisdiction extension provisions in favour of foreign courts, as well as waiver provisions to call on sovereign immunity and unattachability of NATIONAL STATE assets, under certain restrictions.

For that reason, it is necessary to authorize jurisdiction extensions to foreign courts located in the cities of LONDON (THE UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND) and TOKYO (JAPAN), as well as incorporating the already-mentioned waivers in the agreements and in the terms and conditions of the instruments to be issued.

Through Decree no. 1,953 dated December 9 2009, the inclusion of provisions determining jurisdiction extension in favor of state and federal courts located in the city of NEW YORK (UNITED STATES OF AMERICA) and waiver to oppose sovereign immunity defense, exclusively with respect to the jurisdiction extended, in the agreements proving necessary to subscribe with third parties collaborating or participating in the issuance process or in placement and marketing of national public securities in international financial markets and its subsequent administration, as well as in issuance conditions of the already-mentioned public debt instruments.

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In terms of what was expressed in the foregoing recitals, it is necessary to approve the necessary documentation to carry out the restructuring transaction of sovereign debt formalized in public securities eligible for the exchange provided by Decree no. 1,735/04 and untendered, and providing as well the issuance of new representative NATIONAL STATE public debt instruments to be delivered in exchange.

On the other hand, Section 44 of Law no. 11,672 Complementaria Permanente de Presupuesto (t.o. 2005) provides that transactions to which the already-mentioned section refers, included those made within the framework of Section 65 of Law no. 24,156 and its amendments, will not be affected by provisions of Decree no. 1,023 dated August 13 2001 and its amendments and supplements.

In the same sense, the decree mentioned in the foregoing recital, by establishing the National Administration Hiring Regime in its Section 5° subsection d), excludes from said regime contracts included in public credit transactions.

It is necessary to formalize hiring of the entities BARCLAYS CAPITAL INC., together with its subsidiaries, DEUTSCHE BANK SECURITIES INC., together with its subsidiaries, and CITIBANK N.A., together with its subsidiaries, for the exchange implementation stage, through the subscription of a Dealer Manager Agreement, whose model is approved by means of this decree.

On the other hand, it is necessary to hereby approve a model of the First Supplemental Indenture, which will amend the Trust Indenture signed between NATIONAL STATE and former THE BANK OF NEW YORK dated June 2 2005, as well as the Engagement Letter to Provide Trustee and Agency Services for the new series of instruments hereby issued.

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On the other hand, it is necessary to authorize FINANCE SECRETARIAT of the MINISTRY OF ECONOMY AND PUBLIC FINANCES to pay registration expenses to regulating organizations of those jurisdictions in which the exchange offer is submitted, printing and distribution expenses of transaction disclosure documents in the jurisdictions needed, including in national territory; translation expenses, publication expenses in local and international specialized newspapers when required by regulation or when it is deemed convenient to inform or advertise the offer; expenses related to the promotional road show and any other expenses necessary to implement the offer.

According to what is provided by Section 61 of Law no. 24,156, ARGENTINE CENTRAL BANK has expressed its opinion about the impact of the exchange transaction on the balance of payments, stating that it has no objections to make.

The National Public Credit Office of the FINANCING UNDERSECRETARIAT of FINANCE SECRETARIAT of the MINISTRY OF ECONOMY AND PUBLIC FINANCES has intervened as appropriate with respect to the issuance of the new instruments at the expense of Section 43 of Law no. 26,546.

The Legal Affairs General Administration of the MINISTRY OF ECOCOMY AND PUBLIC FINANCES, SINDICATURA GENERAL DE LA NACIÓN and ATTORNEY GENERAL OF ARGENTINE TREASURY have intervened as appropriate.

This measure is dictated by virtue of powers conferred by Section 99, subsections 1 and 2 of ARGENTINE CONSTITUTION, Sections 40 and 44 of Law no. 11,672 Complementaria Permanente de Presupuesto (t.o. 2005); Section 65 of Law no. 24,156; Sections 43 and 51 of Law no. 26,546 and Section 2° of Law no. 26,547 and Law no. 26,519.

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Thereby,
THE PRESIDENT OF ARGENTINE NATION
ORDERS:

SECTION 1°.- NATIONAL STATE debt restructuring is ordered, formalized in public securities eligible for the Exchange provided in Decree no. 1,735 dated December 9 2004 and its supplemental rules and which had not been submitted to it, through an exchange transaction of the representative securities of national and international public debt to be carried out within the purview and terms and conditions of this decree, as described in the applicable Procedure model in the REPUBLIC OF ARGENTINA, which acts as Exhibit I of this decree and in the model of the Prospectus Supplement, applicable to the international offer, whose counterpart in English language and its certified translation into Spanish language act as Exhibit II of this decree, which are approved by this measure and form constitutive part of it; for the new representative debt instruments which are issued by Section 2° of this rule.

SECTION 2°.- It is hereby ordered the issuance, up to the amounts necessary to comply with what is provided in Section 1° of this decree, in one or several series of instruments called “INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA”, “BONDS OF THE REPUBLIC OF ARGENTNA” and “INTERNATIONAL GLOBAL BONDS OF THE REPUBLIC OF ARGENTINA IN US DOLLARS 8.75% 2017”, whose financial conditions are expressed in Exhibit III of this decree and of the second series of derived instruments called “GDP-LINKED NEGOTIABLE SECURITY” in US DOLLARS, whose applicable law is that of the City of NEW YORK (UNITED STATES OF AMERICA) and whose financial conditions are described in Exhibit IV of this decree.

Likewise, it is hereby provided the extension, up to the amounts necessary to comply with what is provided in Section 1° of this measure, of the derived instruments called “GDP-LINKED NEGOTIABLE SECURITY IN EURO”, “GDP-LINKED NEGOTIABLE SECURITY IN JAPANESE YEN”, “GDP-LINKED NEGOTIABLE SECURITY IN PESOS” and “GDP-LINKED NEGOTIABLE SECURITY IN US DOLLARS”, the latter, with applicable law of the REPUBLIC OF ARGENTINA, whose financial conditions had been established in Exhibit V of Section 6° of Decree no. 1,735/04.

The maximum issuance amount of the “INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA AT PAR” in US DOLLARS, in EURO, and in JAPANESE YEN and the “BONDS OF THE REPUBLIC OF ARGENTINA AT PAR” in US DOLLARS and in PESOS, shall not be higher than a total amount equivalent to NOMINAL VALUE US DOLLARS TWO BILLION (N.V. U$S 2,000,000,000).

Likewise, the maximum issuance amount of “INTERNATIONAL GLOBAL BONDS OF THE REPUBLIC OF ARGENTINA IN US DOLLARS 8.75% 2017” issued for the amount equivalent to the accrued and uncapitalized portion of past-due coupons since December 31 2003 until December 31 2009 of the “INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA WITH DISCOUNT” and of the “BONDS OF THE REPUBLIC OF ARGENTINA WITH DISCOUNT” received by holders, shall not be higher than a total amount equivalent to NOMINAL VALUE US DOLLAR ONE THOUSAND EIGHT HUNDRED MILLION (N.V. U$S 1,800,000,000).
SECTION 3°.- It is hereby authorized, as proving relevant, the inclusion of provisions establishing the extension of jurisdiction in favor of courts located in the city of

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LONDON (THE UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND) and of courts located in the city of TOKYO (JAPAN) and the waiver to oppose sovereign immunity defense, exclusively with respect to the jurisdiction being extended, according to the Prospectus Supplement, in agreements subscribed and in the terms and conditions of national public debt instruments issued pursuant to what is provided in this decree.

In all cases in which said waivers to oppose sovereign immunity defense become effective, unattachability shall be expressly preserved with respect to:

a) Property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961.

b) Property protected by any applicable sovereign immunity act, including property not used for commercial activity in the UNITED STATES OF AMERICA, according to Foreign Sovereign Immunities Act of said country.

c) Property constituting reserves of ARGENTINE CENTRAL BANK by virtue of Sections 4°, 5° and 6° of Law no. 23,928 and its amendments.
d) Property in the public domain located in the territory of the REPUBLIC OF ARGENTINA that falls within the purview of Sections 2,337 and 2,340 of the Civil Code of the REPUBLIC OF ARGENTINA.
e) Property located within or outside the territory of the REPUBLIC OF ARGENTINA which are allocated to the provision of an essential public service.

f) Funds, securities and other financing means allocated to Public Sector budget execution, whether it is cash, deposits in bank accounts, securities, securities issued, third-party obligations held, and in general any other means of payment used to cover expenditures projected in Argentine General Budget, including what is provided in Sections 131 and 134 to 136 of Law no. 11,672 Complementaria Permanente de Presupuesto (t.o. 2005).

g) Property allocated to diplomatic or consular representations of the REPUBLIC OF ARGENTINA and government missions.
h) Property allocated to military use or under the control of a military authority or defense agency of the REPUBLIC OF ARGENTINA.
i) Property forming part of the cultural heritage of the REPUBLIC OF ARGENTINA.

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SECTION 4°.- The model of the Dealer Manager Agreement is hereby approved, whose counterpart in English language and its certified translation into Spanish language act as Exhibit V of this decree and form a constitutive part of it.

SECTION 5°.- The model of the First Supplemental lndenture amending the Trust Indenture dated June 2 2005 subscribed between NATIONAL STATE and the former THE BANK OF NEW YORK, and the Engagement Letter to Provide Trustee and Agency Services for the new series of instruments issued hereby, whose counterparts in English language and their certified translations into Spanish language act as Exhibit VI of this decree and form a constitutive part of it.

SECTION 6°.- FINANCE SECRETARIAT OF THE MINISTRY OF ECONOMY AND PUBLIC FINANCES is hereby empowered to pay registration expenses to regulating organizations of those jurisdictions where the exchange offer is submitted, printing and distribution expenses of transaction disclosure documents in the jurisdictions needed, including in national territory; translation expenses, publication expenses in local and international specialized newspapers when required by regulation or when it is deemed convenient to inform or advertise the offer; expenses related to the promotional road show and any other expenses necessary to implement the offer, which can be paid directly or through reimbursements to third parties. Under no circumstances can these expenses include fees to Dealer Managers of the transaction.

SECTION 7°.- The expenses entailed by the compliance of what is provided in the foregoing section will be charged to budgetary items corresponding to 90 Jurisdiction – Public Debt Service.

SECTION 8°.- The Minister of Economy and Public Finances is hereby empowered to make the necessary amendments in the applicable Procedure model in the REPUBLIC OF ARGENTINA and in the model of the Prospecturs Supplement approved through Section 1° of this decree; in Exhibit III “Issuance Conditions of the New Securities” and in the Exhibit IV approved by Section 2° of this decree; in the model of the Dealer Manager Agreement approved by Section 4° of this decree; and in the model of the First Supplemental lndenture approved by Section 5° of this decree, as long as said amendments are not substantial with respect to the model approved through this decision.

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SECTION 9°.- This decree will come into force as of the date of its signing.

SECTION 10°.- Report to ARGENTINE CONGRESS by virtue of what is provided by Law no. 26,122.

SECTION 11°.-Report, publish and submit it to Argentine Administration of Official Record and file it.

DECREE NO. 563

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EXHIBIT III
ISSUANCE TERMS OF NEW SECURITIES
Maximum amount of Original Nominal Value to be issued of Par Option: total maximum amount of Original Nominal Value of “INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA AT PAR STEP UP 2038” in US dollars, Euro and Japanese Yen and “BONDS OF THE REPUBLIC OF ARGENTINA AT PAR STEP UP 2038” in US dollars and Argentine Pesos that the REPUBLIC OF ARGENTINA may issue under the Invitation, is equivalent to US DOLLARS TWO THOUSAND MILLION (U$S 2,000,000,000).
In order to determine this amount, Par Securities issued in other currencies other than US dollars will be converted into US dollars using exchange rates set at the determination date of exchange rates applicable to year 2010, according to what is provided in the Invitation’s documents approved by Section 1º of this Executive Order.
A.	“INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA AT PAR IN US DOLLARS STEP UP 2038”
Issuance date: December 31 2003.
Maturity date: December 31 2038.
Amortization: amortization will be carried out in TWENTY (20) equal and consecutive installments. The first NINETEEN (19) semi-annual installments will be paid on March 31 and September 30 of each year, starting on September 30 2029, and the last installment

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will be paid on December 31 2038.
Interests: Par Securities will accrue interests, estimated on the basis of a year of THREE HUNDRED AND SIXTY (360) days made up of TWELVE (12) months of THIRTY (30) days each, according to the following annual rates:
i.	From December 31 2003 (inclusive) to March 31 2009 (exclusive): ONE POINT THIRTY THREE HUNDREDTH PERCENT (1.33%).
ii.	From March 31 2009 (inclusive) to March 31 2019 (exclusive): TWO POINT FIFTY HUNDREDTH PERCENT (2.50%).
iii.	From March 31 2019 (inclusive) to March 31 2029 (exclusive): THREE POINT SEVENTY FIVE HUNDREDTH PERCENT (3.75%).
iv.	From March 31 2029 (inclusive) to December 31 2038 (exclusive): FIVE POINT TWENTY FIVE HUNDREDTH PERCENT (5.25%).
Interest payment dates for Par Securities are March 31 and September 30 of each year, and December 31 2038. Accrued and past-due interests from December 31 2003 to Settlement Date will be paid in cash on Settlement Date.
Minimum Denomination: NOMINAL VALUE US DOLLARS ONE (N.V. U$S 1.-).
Ownership: according to the terms and conditions of the Trust Indenture dated June 2 2005 as amended.
Negotiation: securities will be negotiable. Application has been made to list them on the LUXEMBOURG STOCK EXCHANGE and to have them admitted to trading on the Euro MTF market of THE LUXEMBOURG STOCK EXCHANGE and to have them admitted to list them on BUENOS AIRES STOCK EXCHANGE and on the MERCADO ABIERTO ELECTRÓNICO of the REPUBLIC OF ARGENTINA.

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Governing law: they will be governed by the laws of the State of NEW YORK, UNITED STATES OF AMERICA, and according to the terms and conditions of the Trust Indenture dated June 2 2005 as amended.
B.	“BONDS OF THE REPUBLIC OF ARGENTINA AT PAR IN US DOLLARS STEP UP 2038”
Issuance date: December 31 2003.
Maturity date: December 31 2038.
Amortization: amortization will be carried out in TWENTY (20) equal and consecutive installments. The first NINETEEN (19) semi-annual installments will be paid on March 31 and September 30 of each year, starting on September 30 2029, and the last installment will be paid on December 31 2038.
Interests: Par Securities will accrue interests, estimated on the basis of a year of THREE HUNDRED AND SIXTY (360) days made up of TWELVE (12) months of THIRTY (30) days each, according to the following annual rates:
i.	From December 31 2003 (inclusive) to March 31 2009 (exclusive): ONE POINT THIRTY THREE HUNDREDTH PERCENT (1.33%).
ii.	From March 31 2009 (inclusive) to March 31 2019 (exclusive): TWO POINT FIFTY HUNDREDTH PERCENT (2.50%).

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iii.	From March 31 2019 (inclusive) to March 31 2029 (exclusive): THREE POINT SEVENTY FIVE HUNDREDTH PERCENT (3.75%).
iv.	From March 31 2029 (inclusive) to December 31 2038 (exclusive): FIVE POINT TWENTY FIVE HUNDREDTH PERCENT (5.25%).
Interest payment dates for Par Securities are March 31 and September 30 of each year, and December 31 2038. Accrued and past-due interests from December 31 2003 to Settlement Date will be paid in cash on Settlement Date.
Minimum Denomination: NOMINAL VALUE US DOLLARS ONE (N.V. U$S 1.-).
Ownership: Global Certificates will be issued on behalf of the Centre of Registration and Settlement of Public Liabilities and Financial Trusts (CRYL, by its Spanish acronym) of CENTRAL BANK OF THE REPUBLIC OF ARGENTINA in its capacity as registration agent of the New Securities.
Negotiation: securities will be negotiable. Application has been made to list them on the
LUXEMBOURG STOCK EXCHANGE and to have them admitted to trading on the Euro MTF market of THE LUXEMBOURG STOCK EXCHANGE and to have them admitted to list them on BUENOS AIRES STOCK EXCHANGE and on the MERCADO ABIERTO ELECTRÓNICO of the REPUBLIC OF ARGENTINA.
Governing law: they will be governed by the laws of the REPUBLIC OF ARGENTINA and according to conditions applicable to bonds issued under the laws of the REPUBLIC OF ARGENTINA described in point V) of Exhibit I of this Executive Order.

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C.	“BONDS OF THE REPUBLIC OF ARGENTINA AT PAR IN PESOS STEP UP 2038”
Issuance date: December 31 2003.
Maturity date: December 31 2038.
Capital adjustment: by variation of BENCHMARK STABILIZATION COEFFICIENT (CER, by its Spanish acronym) mentioned in Section 4º of Executive Order no. 214/2002, reported by CENTRAL BANK OF THE REPUBLIC OF ARGENTINA corresponding to the period extending between TEN (10) working days prior to issuance date and TEN (10) working days prior to maturity date of the corresponding interest service or capital amortization. The NATIONAL BUREAU OF PUBLIC CREDIT, a division of FINANCE SECRETARIAT of the MINISTRY OF ECONOMY AND PUBLIC FINANCES, will be the Calculation Agent. Determination of adjustment amount made by the Calculation Agent will be, except for apparent error, final and valid.
Amortization: amortization will be carried out in TWENTY (20) consecutive installments. The first NINETEEN (19) semi annual installments will be paid on March 31 and September 30 of each year, starting on September 30 2029, and the last installment will be paid on December 31 2038, and they will be adjusted according to what is provided in the foregoing provision.

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Interests: Par Securities will accrue interests, estimated on the basis of a year of THREE HUNDRED AND SIXTY (360) days made up of TWELVE (12) months of THIRTY (30) days each, according to the following annual rates:
i.	From December 31 2003 (inclusive) to March 31 2009 (exclusive): SIXTY THREE HUNDREDTH PERCENT (0.63%).
ii.	From March 31 2009 (inclusive) to March 31 2019 (exclusive): ONE POINT EIGHTEEN HUNDREDTH PERCENT (1.18%).
iii.	From March 31 2019 (inclusive) to March 31 2029 (exclusive): ONE POINT SEVENTY SEVEN HUNDREDTH PERCENT (1.77%).
iv.	From March 31 2029 (inclusive) to December 31 2038 (exclusive): TWO POINT FORTY EIGHT HUNDREDTH PERCENT (2.48%).
Interest payment dates for Par Securities are March 31 and September 30 of each year, and December 31 2038. Accrued and past-due interests from December 31 2003 to Settlement Date will be paid in cash on Settlement Date.
Minimum Denomination: ORIGINAL NOMINAL VALUE ARGENTINE PESOS ONE (O.N.V. ARG$ 1.-).
Ownership: Global Certificates will be issued on behalf of the Centre of Registration and Settlement of Public Liabilities and Financial Trusts (CRYL, by its Spanish acronym) of CENTRAL BANK OF THE REPUBLIC OF ARGENTINA in its capacity as registration agent of the New Securities.
Negotiation: securities will be negotiable. Application has been made to list them on the

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LUXEMBOURG STOCK EXCHANGE and to have them admitted to trading on the Euro MTF market of THE LUXEMBOURG STOCK EXCHANGE and to have them admitted to list them on BUENOS AIRES STOCK EXCHANGE and on the MERCADO ABIERTO ELECTRÓNICO of the REPUBLIC OF ARGENTINA.
Governing law: they will be governed by the laws of the REPUBLIC OF ARGENTINA and according to conditions applicable to bonds issued under the laws of the REPUBLIC OF ARGENTINA described in point V) of Exhibit I of this Executive Order.
D.	“INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA AT PAR IN EUROS STEP UP 2038”
Issuance date: December 31 2003.
Maturity date: December 31 2038.
Amortization: amortization will be carried out in TWENTY (20) equal and consecutive installments. The first NINETEEN (19) semi-annual installments will be paid on March 31 and September 30 of each year, starting on September 30 2029, and the last installment will be paid on December 31 2038.
Interests: Par Securities will accrue interests, estimated on the basis of a year of THREE HUNDRED AND SIXTY (360) days made up of TWELVE (12) months of THIRTY (30) days each, according to the following annual rates:
i.	From December 31 2003 (inclusive) to March 31 2009 (exclusive): ONE POINT TWENTY HUNDREDTH PERCENT (1.20%).

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ii.	From March 31 2009 (inclusive) to March 31 2019 (exclusive): TWO POINT TWETY SIX HUNDREDTH PERCENT (2.26%).
iii.	From March 31 2019 (inclusive) to March 31 2029 (exclusive): THREE POINT THIRTY EIGHT HUNDREDTH PERCENT (3.38%).
iv.	From March 31 2029 (inclusive) to December 31 2038 (exclusive): FOUR POINT SEVENTY FOUR HUNDREDTH PERCENT (4.74%).
Interest payment dates for Par Securities are March 31 and September 30 of each year, and December 31 2038. Accrued and past-due interests from December 31 2003 to Settlement Date will be paid in cash on Settlement Date.
Minimum Denomination: NOMINAL VALUE EURO ONE (N.V. € 1.-).
Ownership: according to the terms and conditions of the Trust Indenture dated June 2 2005 as amended.
Negotiation: securities will be negotiable. Application has been made to list them on the
LUXEMBOURG STOCK EXCHANGE and to have them admitted to trading on the Euro MTF market of THE LUXEMBOURG STOCK EXCHANGE and to have them admitted to list them on BUENOS AIRES STOCK EXCHANGE and on the MERCADO ABIERTO ELECTRÓNICO of the REPUBLIC OF ARGENTINA.
Governing law: they will be governed by the laws of LONDON, UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND, and according to the terms and conditions of the Trust Indenture dated June 2 2005 as amended.

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E.	“INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA AT PAR IN YEN STEP UP 2038”
Issuance date: December 31 2003.
Maturity date: December 31 2038.
Amortization: amortization will be carried out in TWENTY (20) equal installments. The first NINETEEN (19) semi-annual installments will be paid on March 31 and September 30 of each year, starting on September 30 2029, and the last installment will be paid on December 31 2038.
Interests: Par Securities will accrue interests, estimated on the basis of a year of THREE HUNDRED AND SIXTY (360) days made up of TWELVE (12) months of THIRTY (30) days each, according to the following annual rates:
i.	From December 31 2003 (inclusive) to March 31 2009 (exclusive): TWENTY FOUR HUNDREDTH PERCENT (0.24%).
ii.	From March 31 2009 (inclusive) to March 31 2019 (exclusive): FOURTY FIVE HUNDREDTH PERCENT (0.45%).
iii.	From March 31 2019 (inclusive) to March 31 2029 (exclusive): SIXTY SEVEN HUNDREDTH PERCENT (0.67%).
iv.	From March 31 2029 (inclusive) to December 31 2038 (exclusive): NINETY FOUR HUNDREDTH PERCENT (0.94%).
Interest payment dates for Par Securities are March 31 and September 30 of each year, and December 31 2038. Accrued and past-due interests

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from December 31 2003 to Settlement Date will be paid in cash on Settlement Date.
Minimum Denomination: NOMINAL VALUE JAPANESE YEN ONE THOUSAND (N.V. ¥ 1.000.-).
Ownership: Global Certificates will be issued on behalf of the Centre of Registration and Settlement of Public Liabilities and Financial Trusts (CRYL, by its Spanish acronym) of CENTRAL BANK OF THE REPUBLIC OF ARGENTINA in its capacity as registration agent of the New Securities.
Negotiation: according to the terms and conditions provided in the offer carried out in JAPAN.
Governing law: they will be governed by the laws of TOKYO, JAPAN and according to the terms and conditions provided in the offer made in JAPAN.
F.	“INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA WITH DISCOUNT IN US DOLLARS 8.28% 2033”
Original Nominal Value to be issued: up to the sum necessary to cover Eligible Securities holders’ valid exchange submissions, according to the terms of the offer.
Issuance date: December 31 2003
Maturity date: December 31 2033.
Amortization: amortization will be carried out in TWENTY (20) equal, consecutive and semi-annual installments on June 30 and December 31 of each year, starting on

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June 30 2024. Each of the TWENTY (20) semi annual payments will include the proportional part of the capitalized interests at the date of the first amortization.
Interests: securities with discount will accrue interests, estimated on the basis of a year of THREE HUNDRED AND SIXTY (360) days made up of TWELVE (12) months of THIRTY (30) days each, from December 31 2003 including, up to, though excluding, December 31 2033, at an annual rate of EIGHT POINT TWENTY EIGHT HUNDREDTH PERCENT (8.28%). Annual interest rates are indicated below, showing the portion of interests to be cancelled according to what is provided hereinafter and the portion to be capitalized:
i.
From December 31 2003 (inclusive) to December 31 2008 (exclusive): THREE POINT NINETY SEVEN HUNDREDTH PERCENT (3.97%) will be paid in cash, and FOUR POINT THIRTY ONE HUNDREDTH PERCENT (4.31%) will be capitalized.

ii.
From December 31 2008 (inclusive) to December 31 2013 (exclusive): FIVE POINT SEVENTY SEVEN HUNDREDTH PERCENT (5.77%) will be paid in cash, and TWO AND POINT ONE HUNDREDTH PERCENT (2.51%) will be capitalized.

iii.	From December 31 2013 (inclusive) to December 31 2033 (exclusive): EIGHT POINT TWENTY EIGHT HUNDREDTH PERCENT (8.28%) will be paid in cash.
Interest payment dates for Securities with Discount are June 30 and December 31 of each year. The portion of accrued and uncapitalized interests from December 31

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2003 to December 31 2009 (exclusive) that had to be paid in cash will be cancelled through delivery of “INTERNATIONAL GLOBAL BONDS OF THE REPUBLIC OF ARGENTINA IN US DOLLARS 8.75% 2017”, on Settlement Date, pursuant to what is provided in the Invitation’s documents approved by Section 1º of this Executive Order. The portion of capitalizable interests from June 30 2004 to Settlement Date will be considered, in every respect, capitalized at the dates in which they became effective. Accrued and uncapitalized interests past due from December 31 2009 to Settlement Date will be paid in cash on said date.
Minimum Denomination: ORIGINAL NOMINAL VALUE US DOLLARS ONE (O.N.V. U$S 1.-).
Ownership: according to the terms and conditions of the Trust Indenture dated June 2 2005 as amended.
Negotiation: securities will be negotiable. Application has been made to list them on the
LUXEMBOURG STOCK EXCHANGE and to have them admitted to trading on the Euro MTF market of THE LUXEMBOURG STOCK EXCHANGE and to have them admitted to list them on BUENOS AIRES STOCK EXCHANGE and on the MERCADO ABIERTO ELECTRÓNICO of the REPUBLIC OF ARGENTINA.
Governing Law: they will be governed by the laws of the STATE OF NEW YORK, UNITED STATES OF AMERICA, and according to the terms and conditions of the Trust Indenture dated June 2 2005 as amended.

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G.	“BONDS OF THE REPUBLIC OF ARGENTINA WITH DISCOUNT IN US DOLLARS 8.28% 2033”
Original Nominal Value to be issued: up to the sum necessary to cover Eligible Securities holders’ valid exchange submissions, according to the terms of the invitation.
Issuance date: December 31 2003.
Maturity date: December 31 2033.
Amortization: amortization will be carried out in TWENTY (20) equal, consecutive and semi-annual installments on June 30 and December 31 of each year, starting on June 30 2024. Each of the TWENTY (20) equal, semi annual payments will include the proportional part of the capitalized interests at the date of the first amortization.
Interests: Securities with Discount will accrue interests, estimated on the basis of a year of THREE HUNDRED AND SIXTY (360) days made up of TWELVE (12) months of THIRTY (30) days each, from December 31 2003 including, up to, though excluding, December 31 2033, at an annual rate of EIGHT POINT TWENTY EIGHT HUNDREDTH PERCENT (8.28%). Annual interest rates are indicated below, showing the portion of interests to be cancelled according to what is provided hereinafter and the portion to be capitalized:
i.
From December 31 2003 (inclusive) to December 31 2008 (exclusive): THREE POINT NINETY SEVEN HUNDREDTH PERCENT (3.97%) will be paid in cash, and FOUR POINT THIRTY ONE HUNDREDTH PERCENT (4.31%) will be capitalized.

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ii.
From December 31 2008 (inclusive) to December 31 2013 (exclusive): FIVE POINT SEVENTY SEVEN HUNDREDTH PERCENT (5.77%) will be paid in cash, and TWO POINT FIFTY ONE HUNDREDTH PERCENT (2.51%) will be capitalized.

iii.	From December 31 2013 (inclusive) to December 31 2033 (exclusive): EIGHT POINT TWENTY EIGHT HUNDREDTH PERCENT (8.28%) will be paid in cash.
Interest payment dates for Securities with Discount are June 30 and December 31 of each year. The portion of accrued and uncapitalized interests from December 31 2003 to December 31 2009 (exclusive) that had to be paid in cash will be cancelled through delivery of “INTERNATIONAL GLOBAL BONDS OF THE REPUBLIC OF ARGENTINA IN US DOLLARS 8.75% 2017”, on Settlement Date, pursuant to what is provided in the Invitation’s documents approved by Section 1º of this Executive Order. The portion of capitalizable interests from June 30 2004 to Settlement Date will be considered, in every respect, capitalized at the dates in which they became effective. Accrued and uncapitalized interests past due from December 31 2009 to Settlement Date will be paid in cash on said date.
Minimum Denomination: ORIGINAL NOMINAL VALUE US DOLLARS ONE (O.N.V. U$S 1.-).

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Ownership: Global Certificates will be issued on behalf of the Centre of Registration and Settlement of Public Liabilities and Financial Trusts (CRYL, by its Spanish acronym) of CENTRAL BANK OF THE REPUBLIC OF ARGENTINA in its capacity as registration agent of the New Securities.
Negotiation: securities will be negotiable. Application has been made to list them on the
LUXEMBOURG STOCK EXCHANGE and to have them admitted to trading on the Euro MTF market of THE LUXEMBOURG STOCK EXCHANGE and to have them admitted to list them on BUENOS AIRES STOCK EXCHANGE and on the MERCADO ABIERTO ELECTRÓNICO of the REPUBLIC OF ARGENTINA.
Governing law: they will be governed by the laws of the REPUBLIC OF ARGENTINA and according to conditions applicable to bonds issued under the laws of the REPUBLIC OF ARGENTINA described in point V) of Exhibit I of this Executive Order.
H.	“BONDS OF THE REPUBLIC OF ARGENTINA WITH DISCOUNT IN PESOS 5.83% 2033”
Original Nominal Value to be issued: up to the sum necessary to cover Eligible Securities holders’ valid exchange submissions, according to the terms of the invitation being approved.
Issuance date: December 31 2003.
Maturity date: December 31 2033.
Capital adjustment: by variation of BENCHMARK STABILIZATION COEFFICIENT (CER, by its Spanish acronym) mentioned in Section 4º of Executive Order no.

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214/2002, reported by the CENTRAL BANK OF THE REPUBLIC OF ARGENTINA corresponding to the period extending between TEN (10) working days prior to issuance date and TEN (10) working days prior to maturity date of the corresponding interest service or capital amortization. The NATIONAL BUREAU OF PUBLIC CREDIT, a division of FINANCE SECRETARIAT of the MINISTRY OF ECONOMY AND PUBLIC FINANCES, will be the Calculation Agent. Determination of adjustment amount made by the Calculation Agent will be, except for apparent error, final and valid.
Amortization: amortization will be carried out in TWENTY (20) equal, consecutive and semi-annual installments on June 30 and December 31 of each year, starting on June 30 2024. Each of the TWENTY (20) equal, semi-annual payments will include the proportional part of the capitalized interests at the date of the first amortization.
Interests: Securities with Discount will accrue interests, estimated on the basis of a year of THREE HUNDRED AND SIXTY (360) days made up of TWELVE (12) months of THIRTY (30) days each, from December 31 2003 including, up to, though excluding, December 31 2033, at an annual rate of FIVE POINT EIGHTY THREE HUNDREDTH PERCENT (5.83%). Annual interest rates are indicated below, showing the portion of interests to be cancelled according to what is provided hereinafter and the portion to be capitalized:
i.
From December 31 2003 (inclusive) to December 31 2008 (exclusive): TWO POINT SEVENTY NINE HUNDREDTH PERCENT (2.79%) will be paid in cash, and THREE POINT FOUR HUNDREDTH PERCENT(3.04%) will be capitalized.

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ii.
From December 31 2008 (inclusive) to December 31 2013 (exclusive): FOUR POINT SIX HUNDREDTH PERCENT (4.06%) will be paid in cash, and ONE POINT SEVENTY SEVEN HUNDREDTH PERCENT (1.77%) will be capitalized.

iii.	From December 31 2013 (inclusive) to December 31 2033 (exclusive): FIVE POINT EIGHTY THREE HUNDREDTH PERCENT (5.83%) will be paid in cash.
Interest payment dates for Securities with Discount are June 30 and December 31 of each year. The portion of accrued and uncapitalized interests from December 31 2003 to December 31 2009 (exclusive) that had to be paid in cash will be cancelled through delivery of “INTERNATIONAL GLOBAL BONDS OF THE REPUBLIC OF ARGENTINA IN US DOLLARS 8.75% 2017”, on Settlement Date, pursuant to what is provided in the invitation’s documents approved by Section 1º of this Executive Order. The portion of capitalizable interests from June 30 2004 to Settlement Date will be considered, in every respect, capitalized at the dates in which they became effective. Accrued and uncapitalized interests past due from December 31 2009 to Settlement Date will be paid in cash on said date.
Minimum Denomination: ORIGINAL NOMINAL VALUE ARGENTINE PESOS ONE (O.N.V. ARG$ 1.-).
Ownership: Global Certificates will be issued on behalf of the Centre of Registration and Settlement of Public Liabilities and Financial Trusts (CRYL, by its Spanish

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acronym) of CENTRAL BANK OF THE REPUBLIC OF ARGENTINA in its capacity as registration agent of the New Securities.
Negotiation: securities will be negotiable. Application has been made to list them on the
LUXEMBOURG STOCK EXCHANGE and to have them admitted to trading on the Euro MTF market of THE LUXEMBOURG STOCK EXCHANGE and to have them admitted to list them on BUENOS AIRES STOCK EXCHANGE and on the MERCADO ABIERTO ELECTRÓNICO of the REPUBLIC OF ARGENTINA.
Governing law: they will be governed by the laws of the REPUBLIC OF ARGENTINA and according to conditions applicable to bonds issued under the laws of the REPUBLIC OF ARGENTINA described in point V) of Exhibit I of this Executive Order.
I.	“INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA WITH DISCOUNT IN EUROS 7.82% 2033”
Original Nominal Value to be issued: up to the sum necessary to cover Eligible Securities holders’ valid exchange submissions, according to the terms of the invitation being approved.
Issuance date: December 31 2003.
Maturity date: December 31 2033.
Amortization: amortization will be carried out in TWENTY (20) equal, consecutive and semi-annual installments on June 30 and December 31 of each year, starting on June 30 2024. Each of the TWENTY (20) equal, semi-annual payments will include the proportional part of the capitalized interests at the date of the first amortization.

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Interests: Securities with Discount will accrue interests, estimated on the basis of a year of THREE HUNDRED AND SIXTY (360) days made up of TWELVE (12) months of THIRTY (30) days each, from December 31 2003 including, up to, though excluding, December 31 2033, at an annual rate of SEVEN POINT EIGHTY TWO HUNDREDTH PERCENT (7.82%). Annual interest rates are indicated below, showing the portion of interests to be cancelled according to what is provided hereinafter and the portion to be capitalized:
i.
From December 31 2003 (inclusive) to December 31 2008 (exclusive): THREE POINT SEVENTY FIVE HUNDREDTH PERCENT (3.75%) will be paid in cash, and FOUR POINT SEVEN HUNDREDTH PERCENT (4.07%) will be capitalized.

ii.
From December 31 2008 (inclusive) to December 31 2013 (exclusive): FIVE POINT FORTY FIVE HUNDREDTH PERCENT (5.45%) will be paid in cash, and TWO POINT THIRTY SEVEN HUNDREDTH PERCENT (2.37%) will be capitalized.

iii.	From December 31 2013 (inclusive) to December 31 2033 (exclusive): SEVEN POINT EIGHTY TWO HUNDREDTH PERCENT (7.82%) will be paid in cash.
Interest payment dates for Securities with Discount are June 30 and December 31 of each year. The portion of accrued and uncapitalized interests from December 31 2003 to December 31 2009 (exclusive) that had to be paid in cash will be cancelled through delivery of “INTERNATIONAL GLOBAL BONDS OF THE REPUBLIC OF

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ARGENTINA IN US DOLLARS 8.75% 2017”, on Settlement Date, pursuant to what is provided in the invitation’s documents approved by Section 1º of this Executive Order. The portion of capitalizable interests from June 30 2004 to Settlement Date will be considered, in every respect, capitalized at the dates in which they became effective. Accrued and uncapitalized interests past due from December 31 2009 to Settlement Date will be paid in cash on said date.
Minimum Denomination: ORIGINAL NOMINAL VALUE EURO ONE (O.N.V. € 1.-).
Ownership: according to the terms and conditions of the Trust Indenture dated June 2 2005 as amended.
Negotiation: securities will be negotiable. Application has been made to list them on the
LUXEMBOURG STOCK EXCHANGE and to have them admitted to trading on the Euro MTF market of THE LUXEMBOURG STOCK EXCHANGE and to have them admitted to list them on BUENOS AIRES STOCK EXCHANGE and on the MERCADO ABIERTO ELECTRÓNICO of the REPUBLIC OF ARGENTINA.
Governing law: they will be governed by the laws of LONDON, UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND and according to the terms and conditions of the Trust Indenture dated June 2 2005 as amended.
J.	“INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA WITH DISCOUNT IN YEN 4.33% 2033”

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Original Nominal Value to be issued: up to the sum necessary to cover Eligible Securities holders’ valid exchange submissions, according to the terms of the invitation being approved.
Issuance date: December 31 2003.
Maturity date: December 31 2033.
Amortization: amortization will be carried out in TWENTY (20) equal, consecutive and semi-annual installments on June 30 and December 31 of each year, starting on June 30 2024. Each of the TWENTY (20) equal, semi-annual payments will include the proportional part of the capitalized interests at the date of the first amortization.
Interests: Securities with Discount will accrue interests, estimated on the basis of a year of THREE HUNDRED AND SIXTY (360) days made up of TWELVE (12) months of THIRTY (30) days each, from December 31 2003 including, up to, though excluding, December 31 2033, at an annual rate of FOUR POINT THIRTY THREE HUNDREDTH PERCENT (4.33%). Annual interest rates are indicated below, showing the portion of interests to be cancelled according to what is provided hereinafter and the portion to be capitalized:
i.
From December 31 2003 (inclusive) to December 31 de 2008 (exclusive): TWO POINT SEVEN HUNDREDTH PERCENT (2.07%) will be paid in cash, and TWO POINT TWENTY SIX HUNDREDTH PERCENT (2.26%) will be capitalized.

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ii.
From December 31 2008 (inclusive) to December 31 2013 (exclusive): THREE POINT TWO HUNDREDTH PERCENT (3.02%) will be paid in cash, and ONE POINT THIRTY TWO HUNDREDTH PERCENT (1.32%) will be capitalized.

iii.	From December 31 2013 (inclusive) to December 31 2033 (exclusive): FOUR POINT THIRTY THREE HUNDREDTH PERCENT (4.33%) will be paid in cash.
Interest payment dates for Securities with Discount are June 30 and December 31 of each year. The portion of accrued and uncapitalized interests from December 31 2003 to December 31 2009 (exclusive) that had to be paid in cash will be cancelled through delivery of “INTERNATIONAL GLOBAL BONDS OF THE REPUBLIC OF ARGENTINA IN US DOLLARS 8.75% 2017”, on Settlement Date, pursuant to what is provided in the documents of the invitation approved by Section 1º of this Executive Order. The portion of capitalizable interests from June 30 2004 to Settlement Date will be considered, in every respect, capitalized at the dates in which they became effective. Accrued and uncapitalized interests past due from December 31 2009 to Settlement Date will be paid in cash on said date.
Minimum Denomination: ORIGINAL NOMINAL VALUE JAPANESE YEN ONE THOUSAND (O.N.V. ¥ 1.000.-).
Ownership: Global Certificates will be issued on behalf of the Centre of Registration and Settlement of Public Liabilities and Financial Trusts (CRYL, by its Spanish acronym) of CENTRAL BANK OF THE REPUBLIC OF ARGENTINA in its capacity as registration agent of the New Securities.

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Negotiation: according to the terms and conditions provided in the offer carried out in JAPAN.
Governing law: they will be governed by the laws of TOKYO, JAPAN and according to the terms and conditions provided in the offer made in JAPAN.
K.	“INTERNATIONAL GLOBAL BONDS OF THE REPUBLIC OF ARGENTINA IN US DOLLARS 8.75% 2017”
Nominal Value to be Issued: the maximum issuance amount of “INTERNATIONAL GLOBAL BONDS OF THE REPUBLIC OF ARGENTINA IN US DOLLARS 8.75% 2017” issued for the amount equivalent to the accrued and uncapitalized portion of past-due coupons from December 31 2003 to December 31 2009 of “INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA WITH DISCOUNT” and of “BONDS OF THE REPUBLIC OF ARGENTINA WITH DISCOUNT” received by holders, shall not be higher than an amount equivalent to NOMINAL VALUE US DOLLARS ONE THOUSAND AND EIGHT HUNDRED MILLIONS (O.N.V. U$S 1,800,000,000.-).
Issuance date: it will be determined by FINANCE SECRETARIAT of the MINISTRY OF ECONOMY AND PUBLIC FINANCES, according to procedures provided in exchange transaction documents.
Maturity date: it will take place after SEVEN (7) calendar years from issuance date.
Amortization: bullet at maturity.

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Interests: they will accrue interests semi-annually, estimated on the basis of a year of THREE HUNDRED AND SIXTY (360) days made up of TWELVE (12) months of THIRTY (30) days each, at an annual rate of EIGHT POINT SEVENTY FIVE HUNDREDTH PERCENT (8.75%).
Minimum Denomination: NOMINAL VALUE US DOLLARS ONE (N.V. U$S 1.-).
Negotiation: securities will be negotiable. Application has been made to list them on the
LUXEMBOURG STOCK EXCHANGE and to have them admitted to trading on the Euro MTF market of THE LUXEMBOURG STOCK EXCHANGE and to have them admitted to list them on BUENOS AIRES STOCK EXCHANGE and on the MERCADO ABIERTO ELECTRÓNICO of the REPUBLIC OF ARGENTINA.
Ownership: according to the terms and conditions of the Trust Indenture dated June 2 2005 as amended.
Governing Law: they will be governed by the laws of the STATE OF NEW YORK, UNITED STATES OF AMERICA, and according to the terms and conditions of the Trust Indenture dated June 2 2005 as amended.
Identification of series of “INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA”: the various series of “INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA” issued in US Dollars, Euro and Japanese Yen will be distinguished from one another by the international identification code called “INTERNATIONAL SECURITY IDENTIFICATION NUMBER (ISIN)” provided by international securities clearing houses.

EXHIBIT IV

GDP-LINKED NEGOTIABLE SECURITIES FALLING DUE ON DECEMBER 15 2035 IN US DOLLARS WITH
GOVERNING LAW FROM THE STATE OF NEW YORK – UNITED STATES OF AMERICA

Notional amount: each GDP-Linked Negotiable Security will be issued based upon a notional amount in US dollars equal to the amount of residual nominal value and accrued but unpaid interests, in both cases, until December 31, 2001, of the Eligible Securities actually tendered. Payments of principal will not be made with respect to GDP-Linked Negotiable Securities.  Holders will not receive any payment during the duration or after the maturity of their GDP-Linked Negotiable Securities, except as described hereinafter.

Payments: payments with respect to GDP-Linked Negotiable Securities will depend upon performance of Gross Domestic Product “GDP” of the REPUBLIC OF ARGENTINA, as described hereinafter, and are subject to the conditions set forth below. Payments made with respect to GDP-linked Negotiable Securities will be based on their notional value.

Payment currency: Payment currency will be US dollars.

Calculation date: The calculation date for GDP-Linked Negotiable Securities will be November 1 of each year following the relevant reference year, commencing on November 1, 2006.

Payment date: Subject to conditions described hereinafter, Argentina will make payments with respect to GDP-Linked Securities on December 15 of each year following the relevant reference year. The first payment with respect to GDP-Linked Securities will be considered to have occurred on December 15 2006, and holders receiving GDP-Linked Securities by virtue of the Invitation will be considered to have received all payments on GDP-Linked Securities that had been made during the period extending between June 2 2005 inclusive and December 31 2009 exclusive (including payments made on December 15 2009), as if GDP-Linked Securities had been in circulation during that period. The first payment, if any, to be made in cash with respect to GDP-Linked Securities issued under the Invitation will thus take place on December 15 2010.

Holders offering Pre 2005 Eligible Securities have not received nor will they receive in cash payments made with respect to 2005 GDP-Linked Securities, nor any other repayment with respect to payments considered made during the period extending between June 2 2005 inclusive and December 31 2008 exclusive, on GDP-Linked Securities.

Reference year: the reference year for GDP-Linked Securities will be a calendar year, beginning in 2005 and ending in 2034.

Base Case GDP: the following table sets forth the base case gross domestic product (“Base Case GDP”) for each reference year, starting by the year of reference 2009:

Reference Year	Base Case GDP (in millions of 1993 pesos)	Reference Year	Base Case GDP (in millions of 1993 pesos)
2009	327,968.83	2023	501,076.38
2010	338,675.94	2024	516,108.67
2011	349,720.39	2025	531,591.93
2012	361,124.97	2026	547,539.69
2013	372,753.73	2027	563,965.88
2014	384,033.32	2028	580,884.85
2015	395,554.32	2029	598,311.40
2016	407,420.95	2030	616,260.74
2017	419,643.58	2031	634,748,56
2018	432,232.88	2032	653,791.02
2019	445,199.87	2033	673,404.75
2020	458,555.87	2034	693,606.89
2021	472,312.54
2022	486,481.92
The Base Case GDP will be adjusted according to any changes to the year of base prices (currently 1993).

Actual Real GDP: The actual real gross domestic product (“Actual Real GDP”) is the gross domestic product of Argentina in constant pesos for each calendar year, as published by the Instituto Nacional de Estadística y Censos (“INDEC”). Actual Real GDP is currently calculated by INDEC using the year 1993 as the year of base prices. If, during any year, INDEC changes the year of base prices for calculating Actual Real GDP, the Base Case GDP will be adjusted accordingly. For example, if the year 2008 is used as the year of base prices and the Actual Real GDP for 2010 using 1993 prices were X, and using 2008 prices were Y, then the Base Case GDP for 2010 = Base Case GDP as per chart above, multiplied by a fraction, the numerator of which is Y and the denominator of which is X.

Actual Nominal GDP:  The actual nominal gross domestic product (“Actual Nominal GDP”) is the gross domestic product of the Republic of Argentina in current pesos for each calendar year, as published by the Instituto Nacional de Estadística y Censos (“INDEC”).

Payment Conditions:  The Republic of Argentina will make a payment on GDP-Linked Securities for any given reference year, only if the following three conditions are met:

●	For the reference year, Actual Real GDP exceeds Base Case GDP;

●
For the reference year, annual growth in Actual Real GDP exceeds growth rate in Base Case GDP for such year (for the holder’s reference, the Base Case GDP for 2008 is Ps. 317,250.47 million, measured in 1993 pesos); and

●	Total of payments made on a GDP-Linked Security does not exceed Payment Cap of such GDP-Linked Security.

Annual growth of “Actual Real GDP” for any reference year will be calculated by dividing Actual Real GDP for that reference year by the Actual Real GDP for the year preceding that reference year, minus one. For the purposes of this calculation, the Actual Real GDP for the relevant reference year and the preceding year will each be measured, respectively, using the same year of base prices, adjusting Actual Real GDP for the year preceding the reference year, if necessary, to reflect any variation in the year of base prices implemented during that reference year (for an example of the way in which this adjustment is made, see “Actual Real GDP” above).

Excess GDP: The excess gross domestic product for any reference year (“Excess GDP”) is the amount, if any, by which Actual Real GDP (converted to nominal pesos, as described below) exceeds the Base Case GDP (converted to nominal pesos, as described below). Excess GDP will be expressed in billions. In order to determine Excess GDP for any reference year ,

Actual Real GDP and Base Case GDP for that reference year will be converted into nominal pesos multiplying each by a fraction, the numerator of which is the GDP Deflator (as defined hereinafter) for the reference year and the denominator of which is GDP Deflator for the year of base prices used to calculate Actual Real GDP and Base Case GDP for that reference year. As stated above, 1993 is currently the year of base prices, and the GDP Deflator for that year is one.

Payment Amount: On each payment date, holders of GDP-Linked Securities will be entitled to receive payments in an amount equal to the Available Excess GDP (as defined below) for the corresponding reference year, multiplied by the aggregate notional amount of GDP-Linked Securities they hold.  “Available Excess GDP” is an amount per unit of currency of notional amount of GDP-Linked Securities, determined according to the following formula:

Available Excess GDP = (0.05 x Excess GDP) x unit of currency coefficient, where

●	“Excess GDP” is expressed in billions of nominal pesos, and

●	“Unit of currency coefficient” is the one set forth in the following table:

UNIT OF CURRENCY COEFFICIENT
Currency	Unit of Currency Coefficient
U.S. dollars	1/81.8 = 0.012225
Euro	1/81.8 x (1/.7945) = 0.015387
Pesos	1/81.8x (1/2.91750) = 0.004190

The unit of currency coefficient represents the proportion that one GDP-Linked Security with a notional amount of one unit of currency bears to the aggregate Eligible Amount of all Eligible Securities outstanding as of January 10 2005, date in which Argentina started the 2005 exchange offer (approximately U.S.$81.8 billion), calculated using exchange rates in effect on December 31, 2003. In order to make the payments with respect to GDP-linked Securities, the Available Excess GDP will be converted to the relevant payment currency using the average free market exchange rate of pesos to the applicable payment currency during the 15 calendar days preceding December 31 of the relevant reference year.

All calculations for payments on GDP-Linked Securities will be performed by the MINISTRY OF ECONOMY AND PUBLIC FINANCES OF THE REPUBLIC OF ARGENTINA.

Payment Cap: The total amount to be paid during the life of GDP-Linked Securities (included payments considered made by Argentina during the period extending between June 2 2005 and December 31 2009 exclusive), per unit of GDP-Linked Security, will not exceed 0.48 measured per unit of currency. This amount will be referred to herein as the “payment cap for GDP-Linked Securities.” For example, if the holder receives GDP-linked Securities at a notional amount equivalent to US$1 million, the payment cap for the GDP-linked Securities would be equivalent to US$ 480,000.

The amount of the payment cap for GDP-linked Securities still available as of December 31 2009 (to which we refer as the “remaining payment cap”) is the following:

●	0.4060871, for GDP-linked Securities denominated in US dollars;

●	0.4125113, for GDP-linked Securities denominated in Euro; and

●	0.3979293, for GDP-linked Securities denominated in Pesos.

The remaining payment cap represents the maximum amount of payments in cash that Argentina should make with respect to GDP-linked Securities issued under the Invitation.

If the payment cap for a GDP-Linked Security is reached in a payment year prior to the scheduled expiration of GDP-Linked Securities, GDP-Linked Securities will be deemed to have expired in such year.

If, for any given year, the aggregate payment due under a GDP-Linked Security is greater than the amount remaining under the payment cap for that Security, then the remaining amount available under the payment cap for that GDP-Linked Security will be payable to the holder of that security.

Governing Law: the laws of the City of NEW YORK, UNITED STATES OF AMERICA.